UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

PERKINELMER, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-05075	04-2052042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

781-663-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of PerkinElmer, Inc. held on April 27, 2010, the shareholders voted on (i) a proposal to elect the nine nominees for director named below for terms of one year each and (ii) a proposal to ratify the selection of Deloitte & Touche LLP as PerkinElmer’s independent registered public accounting firm for the current fiscal year. The shareholders elected each of the nominees to serve as director for a term of one year. The final number of votes cast for or against or abstaining and the number of broker non-votes for each nominee are listed below. The proposal to ratify the selection of Deloitte & Touche LLP as PerkinElmer’s independent registered public accounting firm was also approved. The final number of votes cast for or against or abstaining from voting on that proposal are listed below.

Proposal #1 – To elect the following nominees as our directors for terms of one year each:

Name	For	Against	Abstain	Broker Non-Votes

Robert F. Friel	92,169,412	3,007,184	129,624	9,891,614

Nicholas A. Lopardo	92,492,797	2,685,956	127,467	9,891,614

Alexis P. Michas	93,255,551	1,925,504	125,165	9,891,614

James C. Mullen	67,573,518	27,601,115	131,587	9,891,614

Vicki L. Sato	93,981,626	1,219,985	104,609	9,891,614

Gabriel Schmergel	65,095,572	30,078,518	132,130	9,891,614

Kenton J. Sicchitano	67,376,540	27,801,784	127,896	9,891,614

Patrick J. Sullivan	93,390,987	1,788,307	126,926	9,891,614

G. Robert Tod	67,491,371	27,679,468	135,381	9,891,614

Proposal #2 – To ratify the selection of Deloitte & Touche LLP as our independent public accounting firm for the current fiscal year.

For	Against	Abstain
102,424,792	2,580,655	192,387

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: April 30, 2010	By:	/S/ JOHN L. HEALY
	Name:	John L. Healy
	Title:	Vice President and Assistant Secretary